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                                          Exhibit 23.4




The Board of Directors
Peoples First Corporation:

      We consent to the use of our reports herein and to the reference to our firm under the heading "Experts" in the prospectus contained in the Registration Statement on Form S-4 filed by PFC Corporation.

                                    /s/ KPMG PEAT MARWICK LLP




St. Louis, Missouri
May 20, 1996